Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-137596, 333-133370, 333-128735, 333-118026, 333-113359, 333-111273, 333-110006 and 333-106602) and the Registration Statements pertaining to various employee stock plans (Forms S-8 Nos. 333-146435, 333-138309, 333-116707, 333-112810, 333-106563, 333-97139, 333-58274, 333-39390, 333-30920, 333-92951, 333-49069, 333-30617, 333-15935, 033-61191, 033-75136, 033-45432, 033-27885, 033-12633, 002-95446, 002-81123 and 002-77846) of Oscient Pharmaceuticals Corporation of our reports dated February 4, 2008, with respect to the consolidated financial statements and schedule of Oscient Pharmaceuticals Corporation and the effectiveness of internal control over financial reporting of Oscient Pharmaceuticals Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

February 4, 2008